Sensata Technologies B.V. Announces Fourth Quarter and Full Year 2009 Results

● Fourth quarter 2009 net revenue was $338.1 million, an increase of 26.3 percent from the fourth quarter 2008 net revenue of $267.6 million.

● Fourth quarter 2009 net income was $14.1 million versus fourth quarter 2008 net loss of $52.2 million.

● Fourth quarter 2009 Adjusted Net Income(1) was $50.5 million versus fourth quarter 2008 Adjusted Net Loss(1) of $171 thousand.

● Fourth quarter 2009 Adjusted EBITDA(1) was $102.5 million, an increase of 74.2 percent from fourth quarter 2008 Adjusted EBITDA(1) of $58.8 million.

● Year ended December 31, 2009 cash balances were $148.1 million, an increase of $70.4 million from December 31, 2008 cash balances of $77.7 million.

ALMELO, Netherlands, Jan. 25 /PRNewswire-FirstCall/ -- Sensata Technologies B.V. (the "Company") announces results of its operations for the fourth quarter and full year ended December 31, 2009.

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Highlights of the Fourth Quarter and Full Year Ended December 31, 2009

Fourth quarter 2009 net revenue was $338.1 million, an increase of $70.5 million or 26.3% from the fourth quarter 2008 net revenue of $267.6 million.  Volume and the impact of foreign exchange represented approximately 24% and 3% of this growth, respectively, offset by a 1% price decline.

Full year 2009 net revenue was $1,134.9 million, a decrease of $287.7 million or 20.2% from the full year 2008 net revenue of $1,422.7 million. Volume, the impact of foreign exchange and price represented approximately 19%, 1% and 1% of this decrease, respectively.

Tom Wroe, Chairman and Chief Executive Officer, said, "Although net revenue declined year over year, the growth in the fourth quarter of 2009 compared to the fourth quarter of 2008 is encouraging and the current environment is a lot more positive than it was one year ago.  We believe that approximately $27 million of this fourth quarter net revenue relates to supply chain replenishment and customer delinquency depletion.  We would expect to see Q1, 2010 net revenue back on a more normal seasonal quarter over quarter growth basis." Mr. Wroe added, "The growth in our business is coming from end-market growth, emerging market opportunities and application content growth with recent wins in all of these categories."

Fourth quarter 2009 net income was $14.1 million versus a net loss of $52.2 million for the same period in 2008.  Full year 2009 net loss was $27.0 million versus a net loss of $134.5 million for the same period in 2008.

Fourth quarter 2009 Adjusted Net Income(1) was $50.5 million or 14.9% of net revenue versus the fourth quarter 2008 Adjusted Net Loss(1) of $171 thousand.  Full year 2009 Adjusted Net Income(1) was $124.8 million or 11.0% of net revenue, an increase of $25.1 million or 25.2% from the full year 2008 Adjusted Net Income(1) of $99.7 million or 7.0% of net revenue.

Fourth quarter 2009 Adjusted EBITDA(1) was $102.5 million or 30.3% of net revenue, an increase of $43.7 million or 74.2% from the fourth quarter 2008 Adjusted EBITDA(1) of $58.8 million or 22.0% of net revenue.  Full year 2009 Adjusted EBITDA(1) was $325.1 million or 28.6% of net revenue, a decrease of $23.3 million or 6.7% from full year 2008 Adjusted EBITDA(1) of $348.4 million or 24.5% of net revenue.

The last twelve months Pro-forma Adjusted EBITDA(1), which is the primary measure in our credit agreement, was $329.8 million.

Year ended December 31, 2009 cash balances were $148.1 million, an increase of $70.4 million from December 31, 2008 cash balances of $77.7 million.  At the end of 2009, the Company discontinued its practice of drawing down on its revolver at the end of the quarter.

For the year ended December 31, 2009, the Company generated cash from operations of approximately $187.8 million, used approximately $15.1 million in investing activities and used approximately $102.3 million in financing activities.  The cash used for financing activities included a cash use of $57.2 million related to the previously announced tender offer which occurred in the second quarter of 2009 and other open market repurchases of debt, and a cash use of $44.2 million related to the repayment of the revolving credit facility, mandatory debt payments and payouts on capital leases.

The Company's cash conversion cycle, which is defined as days sales outstanding (DSO) plus days on hand inventory (DOH) less days payable outstanding (DPO) was 47.4 days at year end compared to 96.0 days at the end of 2008.  DSO, DOH and DPO were 49.0, 52.3 and 53.9 days at December 31, 2009, respectively.

The Company recorded a tax provision of $7.9 million for the fourth quarter 2009 and $43.0 million for the full year 2009.  Of the $43.0 million, approximately $17.5 million relates to current taxes and the remaining tax provision relates primarily to deferred tax expense attributable to amortization of tax deductible goodwill.

The Company's indebtedness at December 31, 2009 was $2.3 billion, excluding capital leases.  The Company recorded a $15.3 million currency translation loss, including a loss on foreign exchange hedge, in 2009 and a $53.2 million translation gain in 2008 on its euro denominated debt.  The Company's net debt for debt compliance purposes was $2.2 billion and had a leverage ratio of 6.57X compared to a required ratio of 7.5X and an interest coverage ratio of 2.35X compared to a required ratio of 1.5X.

Jeff Cote, Chief Financial Officer, said "We continue to focus on our margins and our balance sheet management; and this focus is paying dividends demonstrated by the fourth quarter adjusted net income margin of 14.9%, Adjusted EBITDA margin of 30.3%, gross profit margin of 34.7% and a cash conversion cycle of 47.4 days."

(1) See Non-GAAP Measures for discussion of Adjusted Net Income, EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA including a reconciliation of these measures to Net Income/(Loss).

Segment Information

The Company's segments include Sensors and Controls.  Net revenue and profit from operations at the Company level were $338.1 million and $43.6 million for the fourth quarter and $1,134.9 million and $58.8 million for the full year.

Sensors net revenue was $214.8 million for the fourth quarter of 2009, an increase of 34.0% from the fourth quarter of 2008 net revenue of $160.3 million and $685.1 million for the full year 2009, a decrease of 21.0% from the full year 2008 net revenue of $867.4 million.  Sensors profit from operations was $68.5 million, or 31.9% for the fourth quarter of 2009, an increase of 106.0% from the fourth quarter of 2008 of $33.2 million, or 20.7% of Sensors net revenue.  Profit from operations for the full year 2009 was $194.1 million or 28.3%, a decrease of 6.4% from $207.5 million, or 23.9% of Sensors net revenue for the full year 2008.

Controls net revenue was $123.2 million for the fourth quarter of 2009, an increase of 14.9% from the fourth quarter of 2008 net revenue of $107.3 million and $449.9 million for the full year 2009, a decrease of 19.0% from the full year 2008 net revenue of $555.3 million.  Controls profit from operations was $38.5 million, or 31.2% for the fourth quarter of 2009, an increase of 73.3% from the fourth quarter 2008 of $22.2 million, or 20.7% of Controls net revenue.  Profit from operations for the full year 2009 was $129.6 million or 28.8%, an increase of 3.0% from $125.8 million, or 22.7% of Controls net revenue for the full year 2008.

Company Earnings Conference Call

The Company will not be conducting a conference call this quarter due to applicable rules and regulations of the Securities and Exchange Commission with respect to the registration of securities for Sensata Technologies Holding B.V.

About Sensata Technologies B.V.

Sensata Technologies B.V. is one of the world's leading suppliers of sensing, electrical protection, control and power management solutions.  Owned by affiliates of Bain Capital Partners, LLC, a leading global private investment firm, and its co-investors, Sensata employs approximately 9,500 people in nine countries. Our products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning, data, telecommunications, recreational vehicle and marine applications. For more information, please visit our web site at www.sensata.com.

Safe Harbor Statement

This earnings release contains forward-looking statements which may involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, risks associated with: the current financial crisis and worldwide economic conditions; continued pricing and other pressures from our customers; fundamental changes in the industries in which the Company operates; the Company’s failure to comply with the covenants contained in the credit agreement governing its senior secured credit facility or its other debt agreements; the loss of one or more suppliers of raw materials; non-performance by suppliers; pricing and other pressures from customers; competitive pressures; adverse developments in the automotive industry; the Company’s ability to protect its intellectual property; litigations and disputes involving the Company, including the extent of product liability and warranty claims asserted against the Company; labor disruptions and increased labor costs; the Company’s dependence on third parties for transportation, warehousing and logistics services; compliance with Section 404 of the Sarbanes-Oxley Act of 2002; environmental, safety and governance regulations or concerns; changes in existing environmental and/or safety laws, regulations and programs; integration of acquired companies; unfunded benefit obligations; the Company’s ability to secure financing to operate and grow its business or to explore opportunities; and fluctuations in foreign currency exchange, commodity and interest rates.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and we undertake no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings.  Copies of our filings are available from our Investor Relations department or from the SEC website, www.sec.gov.

Non-GAAP Measures

Adjusted Net Income, EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA are non-GAAP financial measures.  Pro-forma Adjusted EBITDA is a required measure in our bank reporting.  We calculate Adjusted Net Income by adjusting GAAP Net Income/(Loss) to exclude charges associated with becoming a stand-alone company and charges associated with becoming an SEC registrant, expenses incurred in connection with acquisitions, other significant items, noncash interest, deferred income taxes and depreciation and amortization expense related to asset step-up and intangible assets.  We define EBITDA as earnings before interest, taxes, depreciation and amortization.  We calculate Adjusted EBITDA by adjusting EBITDA to exclude charges associated with becoming a stand-alone company and charges associated with becoming an SEC registrant, expenses incurred in connection with acquisitions, and other significant items.  We further adjust Adjusted EBITDA for pro-forma synergies associated with acquisitions and pro-forma adjustments for discontinued operations to arrive at Pro-forma Adjusted EBITDA.  We believe Adjusted Net Income, EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA provide investors with helpful information with respect to the performance of our operations.  This also provides a comparative metric to management and investors that is consistent across companies with different capital structures, depreciation policies and tax structures.  See the tables below which reconcile Net Income/(Loss) to Adjusted Net Income, EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA.

The following (unaudited) tables reconcile Sensata Technologies B.V.'s Net Income/(Loss) to Adjusted Net Income, EBITDA and Adjusted EBITDA for the fourth quarter 2009 and 2008:

($ in 000s)	Three Months	Three Months
	Ended	Ended
	December 31, 2009	December 31, 2008*
Net Income/(Loss)	$14,146	$(52,196)
Acquisition integration & financing costs and other significant items	2,331	32,248
Impairment of goodwill	-	13,173
Restructuring associated with downsizing	155	7,725
Gain on extinguishment of debt	-	(14,961)
Currency translation gain on debt, net of foreign exchange hedge	(13,181)	(23,982)
Stock compensation	1,059	535
Management fees and other	2,567	(408)
Asset step-up and intangible asset, depreciation and amortization	40,120	38,920
Deferred income tax expense	986	(2,997)
Non-cash interest	2,349	1,772
Adjusted Net Income/(Loss)(1)	$50,532	$(171)

($ in 000s)	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
	2009	2008*

Net Income/(Loss)	$14,146	$(52,196)
Provision for income taxes	7,882	1,306
Interest expense, net	35,114	46,224
Depreciation and amortization	52,443	49,177

EBITDA(1)	109,585	44,511
Acquisition integration & financing costs and other significant items	2,331	32,248
Impairment of goodwill	-	13,173
Restructuring associated with downsizing	155	7,725
Gain on extinguishment of debt	-	(14,961)
Currency translation gain on debt, net of foreign exchange hedge	(13,181)	(23,982)
Stock compensation	1,059	535
Management fees and other	2,567	(408)
Adjusted EBITDA(1)	$102,516	$58,841

(1)See Non-GAAP measures for discussion of Adjusted Net Income, EBITDA and Adjusted EBITDA.
* Certain prior period amounts have been reclassified to allow comparison to current period.

The following (unaudited) tables reconcile Sensata Technologies B.V.'s Net Loss to Adjusted Net Income, EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA for the full year ended December 31, 2009 and 2008:

	Full Year	Full Year
	Ended	Ended
	December 31,	December 31,
	2009	2008*
($ in 000s)

Net Loss	$(26,989)	$(134,483)
Acquisition integration & financing costs and other significant items	22,985	69,345
Impairment of goodwill & intangible assets	19,867	13,173
Restructuring associated with downsizing	12,276	12,282
Gain on extinguishment of debt	(120,123)	(14,961)
Currency translation loss/(gain) on debt, net of foreign exchange hedge	15,301	(53,209)
Stock compensation	2,233	2,108
Management fees and other	4,973	4,123
Asset step-up and intangible asset, depreciation and amortization	157,800	160,595
Deferred income tax expense	26,592	29,980
Non-cash interest	9,878	10,741
Adjusted Net Income(1)	$124,793	$99,694

(1) See Non-GAAP measures for discussion of Adjusted Net Income, EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA.
* Certain prior period amounts have been reclassified to allow comparison to current period.

($ in 000s)	Full Year	Full Year
	Ended	Ended
	December 31,	December 31,
	2009	2008*

Net Loss	$(26,989)	$(134,483)
Provision for income taxes	43,047	53,531
Interest expense, net	150,016	196,337
Depreciation and amortization	201,508	200,123
EBITDA(1)	367,582	315,508
Acquisition integration & financing costs and other significant items	22,985	69,345
Impairment of goodwill & intangible assets	19,867	13,173
Restructuring associated with downsizing	12,276	12,282
Gain on extinguishment of debt	(120,123)	(14,961)
Currency translation loss/(gain) on debt, net of foreign exchange hedge	15,301	(53,209)
Stock compensation	2,233	2,108
Management fees and other	4,973	4,123
Adjusted EBITDA(1)	$325,094	$348,369

LTM Adjusted EBITDA(1) before Pro-forma adjustments	$325,094	$348,369
Pro-forma acquisition synergies	5,177	21,460
Other Pro-forma adjustments	(459)	-
LTM Pro-forma Adjusted EBITDA(1)	$329,812	$369,829

(1)See Non-GAAP measures for discussion of Adjusted Net Income, EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA.
* Certain prior period amounts have been reclassified to allow comparison to current period.

SENSATA TECHNOLOGIES B.V.
Condensed Consolidated Statement of Operations
(Unaudited)

($ in 000s)
	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
	2009	2008*
Net revenue	$338,089	$267,585
Operating costs and expenses:
Cost of revenue	220,926	177,418
Research and development	4,104	6,895
Selling, general and administrative	31,439	37,857
Amortization of intangible assets & capitalized software	38,021	37,924
Impairment of goodwill	-	13,173
Restructuring	53	16,432
Total operating costs and expenses	294,543	289,699
Profit/(Loss) from operations	43,546	(22,114)
Interest expense, net	(35,114)	(46,224)
Currency translation gain and other, net	13,596	27,964
Income/(Loss) from continuing operations before taxes	22,028	(40,374)
Provision for income taxes	7,882	1,306
Income/(Loss) from continuing operations, net of taxes	14,146	(41,680)
Loss from discontinued operations, net of taxes	-	(10,516)
Net Income/(Loss)	$14,146	$(52,196)

* Certain prior period amounts have been re-classified to allow comparison to current period.

SENSATA TECHNOLOGIES B.V.
Condensed Consolidated Statement of Operations
(Unaudited)

($ in 000s)
	Full Year	Full Year
	Ended	Ended
	December 31,	December 31,
	2009	2008*
Net revenue	$1,134,944	$1,422,655
Operating costs and expenses:
Cost of revenue	742,080	951,763
Research and development	16,796	38,256
Selling, general and administrative	126,282	166,565
Amortization of intangible assets & capitalized software	153,081	148,762
Impairment of goodwill and intangible assets	19,867	13,173
Restructuring	18,086	24,124
Total operating costs and expenses	1,076,192	1,342,643
Profit from operations	58,752	80,012
Interest expense, net	(150,016)	(196,337)
Currency translation gain and other, net	107,717	55,455
Income/(Loss) from continuing operations before taxes	16,453	(60,870)
Provision for income taxes	43,047	53,531
Loss from continuing operations, net of taxes	(26,594)	(114,401)
Loss from discontinued operations, net of taxes	(395)	(20,082)
Net Loss	$(26,989)	$(134,483)

* Certain prior period amounts have been re-classified to allow comparison to current period.

SENSATA TECHNOLOGIES B.V.

Notes to (unaudited) Condensed Consolidated Statement of Operations

Basis of Presentation
The accompanying (unaudited) Condensed Consolidated Statement of Operations does not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial information reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results of our operations for the interim periods presented. This information should be read in conjunction with the consolidated and combined financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and the interim financial statements included in the Company's Form 10-Q for the periods ended September 30, 2009, June 30, 2009 and March 31, 2009.

U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements.

CONTACT: Investors, Patty Campanile, +1-508-236-3147, pcampanile@sensata.com; News Media, Linda Megathlin, +1-508-236-1761, lmegathlin@sensata.com